Exhibit 10.20

AGREEMENT

AGREEMENT (this “Agreement”) is entered into and is effective as of November 1, 2005 (the “Effective Date”) by and between Homeland Integrated Security Systems, Inc., a Florida Corporation, with a principal place of business at 1 Town Square Boulevard, Suite 347, Asheville, North Carolina 28803 (“Grantor”) and Management Solutions International, Inc., a Florida Corporation, with principal offices at 280 Wekiva Springs Road, Suite 201, Longwood, FL 32779 (“MSI”).

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

1. MSI is hereby granted an option to purchase 10,000,000 free trading shares of Homeland Integrated Security Systems, Inc. (HISC) common stock at per share price of $0.10.

2, Grantor agrees to register 10,000,000 common shares of Homeland Integrated Security Systems, Inc. (HISC) in the name of “Management Solutions International, Inc.” in an SB-2 registration with the SEC within thirty (30) days of the date of this Agreement which shall become effective within ninety (90) days after the date of such SB-2 filing date. However, MSI acknowledges that the Grantor cannot guarantee the exact date on which SEC shall declare the SB-2 effective. In the event that the SB-2 has not become effective within ninety (90) days of the date of this Agreement, then MSI shall have the option to terminate this Agreement with five (5) days written notice.

3. Grantor agrees to deposit 10,000,000 shares of HISC common stock, in the form of twenty (20) certificates each in the amount of 500,000 shares, in an escrow account with Michael Bongiovanni of GreenTree Financial, upon the signing of this Agreement. Should MSI elect to exercise the Option described herein the free trading shares common stock purchased under that option shall be delivered to MSI from the escrow account upon receipt by the escrow agent of a check from MSI.

4. This option shall expire after one (1) year from the effective date of the SB-2 Registration and any shares remaining in escrow after expiration shall be returned to the Grantor.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Homeland Integrated Security Systems, Inc.
A Florida Corporation

By: _____________________________
                                                                                  Frank Moody, CEO and President

Management Solutions International, Inc.
A Florida Corporation

By: __________________________
John Neff, President